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EXHIBIT 5.1

[Letterhead of Dechert LLP]

February 4, 2004

Euramax International, Inc.
5445 Triangle Pkwy Suite 350
Norcross, GA 30092

Re:	Form S-4 Registration Statement No. 333-110211 Relating to the $200,000,000 principal amount of 8 1/2% Senior Subordinated Notes Filed on November 3, 2003

Gentlemen and Ladies:

        We have acted as special counsel to Euramax International, Inc., a Delaware corporation (the "Company"), and the subsidiaries listed on Exhibit A hereto (each a "Guarantor" and collectively the "Guarantors") in connection with the preparation and filing by the Company, Euramax International Holdings B.V., a Dutch registered company ("Euramax B.V." and together with the Company, the "Issuers"), and the Guarantors of a Registration Statement on Form S-4 (Registration No. 333-110211) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $200,000,000 principal amount of the Issuers' 8 1/2% Senior Subordinated Notes due 2011 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes and the Exchange Guarantees are to be issued in exchange for an equal aggregate principal amount of the Issuers' outstanding 8 1/2% Senior Subordinated Notes due 2011 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") among the Company, Euramax B.V., the Guarantors, UBS Securities LLC, Banc of America Securities LLC, Wachovia Capital Markets, LLC, ABN AMRO Incorporated, and Fleet Securities, Inc., which is filed as Exhibit 4.2 to the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of the Indenture dated August 6, 2003 by and among the Company, Euramax B.V., the guarantors party thereto from time to time, and JPMorgan Chase Bank, as trustee, which is filed as Exhibit 4.1 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

        In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States, the State of New York and the Commonwealth of Pennsylvania, and we express no opinion concerning the laws of any other jurisdiction. We rely upon the opinions of Arnall Golden Gregory LLP, Baker & Daniels and Fulbright & Jaworski L.L.P being delivered directly to you and filed as exhibits to the Registration Statement, and without any independent verification, as to the due authorization, execution and delivery of the Exchange Guarantees by Walker Metal Products, Inc., Amerimax Laminated Products, Inc. and Copper Craft, Inc., respectively. We rely upon the opinion of NautaDutilh N.V. being delivered directly to you and filed as an exhibit to the Registration Statement, and without any independent verification, as to the due authorization by Euramax B.V. of the Exchange Notes and that the same constitute legal, valid and binding agreements of Euramax B.V. Further, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Exchange Notes have been duly authorized by the Company and, when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Issuers and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement and the Indenture and the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          2. The Exchange Guarantees have been duly authorized by each respective Guarantor, and when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Issuers, (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement and (e) the Exchange Guarantees have been duly executed by the Guarantors, will constitute valid and legally binding obligations of the applicable Guarantor party thereto enforceable against such Guarantor in accordance with the terms of the applicable Exchange Guarantee, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        The opinions expressed herein are rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. Neither this letter nor any copies thereof may be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Dechert LLP

Exhibit A

State of Incorporation
Amerimax Building Products, Inc.	Delaware
Amerimax Coated Products, Inc.	Delaware
Amerimax Diversified Products, Inc.	Delaware
Amerimax Fabricated Products, Inc.	Delaware
Amerimax Finance Company, Inc.	Delaware
Amerimax Home Products, Inc.	Delaware
Amerimax Laminated Products, Inc.	Indiana
Amerimax UK, Inc.	Delaware
Berger Bros. Company	Pennsylvania
Berger Financial Corp.	Delaware
Berger Holdings, Ltd.	Pennsylvania
Copper Craft, Inc.	Texas
Fabral Holdings, Inc.	Delaware
Fabral, Inc.	Delaware
Walker Metal Products, Inc.	Georgia

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  EXHIBIT 5.1
[Letterhead of Dechert LLP]
  Exhibit A